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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): FEBRUARY 18, 2003



                           ZOLTEK COMPANIES, INC.
           (Exact name of registrant as specified in its charter)


     MISSOURI                        0-20600                   43-1311101
  (State or other               (Commission File            (I.R.S. Employer
  jurisdiction of                    Number)                 Identification
   organization)                                                 Number)


         3101 MCKELVEY ROAD
         ST. LOUIS, MISSOURI                                      63044
         (Address of principal executive offices)               (Zip Code)


     Registrant's telephone number, including area code: (314) 291-5110




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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE.

                  On February 18, 2003, Zoltek Companies, Inc., a Missouri corporation (the "Company"), announced the completion of an amendment to its existing credit facility and the sale by the Company of subordinated convertible debentures in a principal amount of $8 million (the "Debentures") to a group of 14 investors. The investors included Zsolt Rumy, Chairman and Chief Executive Officer and a director of the Company, and three members of the Company's Board of Directors. A copy of the Company's press release is attached as Exhibit 99 to this Current Report on Form 8-K.

                  The Company amended its credit facility with Southwest Bank of St. Louis pursuant to the terms of a First Amendment to Credit Agreement, dated as of February 13, 2003 (the "Amendment to Credit Agreement"). Under the terms of the Amendment to Credit Agreement, the Company's amended credit facility consists of a term loan in the amount of $3.5 million (due February 13, 2005) and a revolving credit loan in the amount of $5.0 million (due January 31, 2004). The outstanding loans under the amended credit facility bear interest at the prime interest rate plus 2%. The amended credit facility contains various financial covenants related to borrowings, working capital, debt coverage, current ratio and capital expenditures.

                  The sale of $8 million aggregate principal amount of the Debentures was completed pursuant to the terms and conditions of a Subordinated Convertible Debenture Purchase Agreement, dated as of February 13, 2003 (the "Purchase Agreement"), among the Company and each of the investors. The Debentures bear interest at the rate of 7% per annum, payable semiannually, and are due and payable February 13, 2008. The Debentures are convertible into shares of the Company's common stock, $0.01 par value (the "Common Stock"), at an initial conversion price of $3.50 per share. Each investor purchasing Debentures received warrants to purchase the number of shares of Common Stock equal to five shares for each $100 principal amount of Debentures purchased (the "Warrants"). The Warrants have an initial exercise price of $5.00 per share and expire on February 13, 2008.

                  The foregoing description is qualified its entirety by the complete text of the Purchase Agreement, Form of Debenture, Form of Warrant and Amendment to Credit Agreement, that are included as Exhibits to this Current Report on Form 8-K.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (a) Financial statements of businesses acquired. Not
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                      applicable.

                  (b) Pro forma financial information. Not applicable
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                  (c) Exhibits. See Exhibit Index.
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                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 18, 2003

                                   ZOLTEK COMPANIES, INC.



                                   By  /s/ James F. Whalen
                                      -----------------------------------------
                                      James F. Whalen
                                      Chief Financial Officer and Secretary







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                                EXHIBIT INDEX

Exhibit
Number                                   Description
------                                   -----------

 4.1 Subordinated Convertible Debenture Purchase Agreement, dated as of February 13, 2003, by and among Zoltek Companies, Inc. and certain investors in Zoltek Companies, Inc.


 4.2              Form of Debenture


 4.3              Form of Warrant


10.1 First Amendment to Credit Agreement, dated as of February 13, 2003, by and among Zoltek Companies, Inc., Zoltek Corporation, Cape Composites, Inc., Engineering Technology Corporation, Zoltek Properties, Inc. and Southwest Bank of St. Louis


99.1              Press Release, dated February 18, 2003








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